FORM OF

                          NEUBERGER BERMAN INCOME FUNDS
                                 INVESTOR CLASS
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A


         The Investor Class of the Series of Neuberger Berman Income Funds currently subject to this Agreement are as follows:



Municipal Money Fund
Neuberger Berman Cash Reserves
Neuberger Berman Government Money Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Limited Maturity Bond Fund
Neuberger Berman Municipal Securities Trust
New York Municipal Money Fund






Date: